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                                  EXHIBIT 4.01


                   The Registrant's 1994 Patent Incentive Plan


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                              SYMANTEC CORPORATION
                           1994 PATENT INCENTIVE PLAN

     1. PURPOSE. The purposes of this 1994 Patent Incentive Plan (the "PLAN") of Symantec Corporation (the "COMPANY") are to enable the Company to (1) attract, retain and motivate employees, (2) to increase awareness of the increasing importance of patents to the Company's business, (3) provide employees with financial incentives to pursue patent protection for new technologies that may be valuable to the Company.

     2. DEFINITIONS. The following terms shall have the following meanings for purposes of the Plan:

          "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AWARD" means a Stock Bonus granted under the Plan.

          "BOARD" means the Company's Board of Directors.

          "COMMON STOCK" means the Company's Common Stock, par value $.01.

          "COMMITTEE" shall mean a committee appointed by the Board for the purpose of overseeing and administering the Plan.

          "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

               (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

               (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

               (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

               (d) if none of the foregoing is applicable, by the Board in good faith.


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          "PARTICIPANT" shall mean an employee of, or consultant or independent contractor to, the Company or an employee of, or consultant or independent contractor to, a Parent, Subsidiary or Affiliate of the Company that is chosen to receive an Award under the Plan. Directors and executive officers of the Company may not be Participants.

          "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the Award, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "STOCK BONUS" means the issuance or delivery of unrestricted or restricted shares of Common Stock under the Plan as a bonus for services rendered in the employ of the Company or a Parent, Subsidiary or Affiliate of the Company.

          "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee; PROVIDED, that such leave is for a period of not more than ninety
(90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

     3. ADOPTION. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "BOARD") of the Company

     4. ELIGIBILITY. All employees of the Company or any Parent, Subsidiary or Affiliate of the Company other than persons that are directors or executive officers of the Company, may receive Awards under this Plan.

     5.   PLAN AWARDS.

          (a) To carry out the purposes of the Plan, the Company and its Subsidiaries will from time to time enter into various arrangements with Participants and grant Awards under the Plan. Subject to the provisions of the Plan, any Award granted pursuant to the Plan shall contain such additional terms and provisions as the Board or the Committee may consider appropriate. The Board shall from time to time set criteria for granting Awards under the Plan, provided that any changes in the award criteria shall not operate to deprive Participants of benefits under Awards existing at the time of a change in the Award criteria. No individual shall be eligible to receive more than 50,000 shares of Common Stock at any time during the term of this Plan pursuant to the grant of Stock Options or Stock Bonuses hereunder.


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          (b)  Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall (a) determine the nature, length and starting date of any performance requirements for the Stock Bonus; (b) identify performance criteria to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonus has been earned.

          (c) Stock Bonus Awards shall be subject to such restrictions as the Committee shall impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Award agreement that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan.

          (d) Stock Bonuses may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award agreement that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. No payment for the Shares shall be required.

          (e) Participants may participate simultaneously with respect to Stock Bonuses that are subject to different performance criteria and having different performance goals and other criteria. If a Participant is Terminated during a performance period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonuses only to the extent earned as of the date of Termination in accordance with the Award agreement, unless the Committee shall determine otherwise.

          (f) A Stock Bonus may be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, either in a lump sum payment or in installments, all as the Committee shall determine.

     7.   STOCK SUBJECT TO PLAN.

          (a) The kind and maximum number of shares of stock that may be issued under the Plan shall be 400,000 shares of Common Stock (subject to the adjustments set forth below). Common Stock shall again be available for grant and issuance in connection with future Awards under the Plan that are subject to an Award that otherwise terminates without Shares being issued and for which the participant did not receive any benefits of ownership (other than voting rights). If the outstanding shares of stock of the class then subject to the Plan are increased or decreased, or are changed into or are exchanged for a different number or kind of shares or securities or other forms of consideration, as a result of one or more reorganizations (acquisitive or divisive), recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of consideration which may thereafter be issued under the Plan and for which Awards may thereafter be granted and for which outstanding Awards previously granted under the Plan may thereafter be settled.


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          (b)  The shares of stock sold or issued under the Plan may be obtained from the Company's authorized but unissued shares, from reacquired or treasury shares, or from outstanding shares to be acquired in the market or from private sources.

          (c) No Stock Bonus will be issuable, unless such issuance is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

     8. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

          (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

          (b) prescribe, amend and rescind rules and regulations relating to the Plan;

          (c)  select persons to receive Awards;

          (d)  determine the form and terms of Awards;

          (e) determine the number of Shares or other consideration subject to Awards;

          (f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

          (g)  grant waivers of Plan or Award conditions;

          (h)  determine the vesting, exercisability and payment of Awards;

          (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award agreement;

          (j)  determine whether an Award has been earned; and

          (k) make all other determinations necessary or advisable for the administration of the Plan.

          Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants.


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     9.   WITHHOLDING.  Whenever Shares are to be issued in satisfaction of
Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

     10. VOTING AND DIVIDENDS. No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; PROVIDED, that any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Shares; PROVIDED, FURTHER, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

     11. TRANSFERABILITY. Awards granted under the Plan which are subject to performance, vesting or other requirements, or which are otherwise subject to restrictions, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award agreement provisions relating thereto. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant.

     12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award agreement a right to repurchase a portion of or all Shares received by a Participant under the Plan which are subject to performance, vesting or other requirements, or which are otherwise subject to restrictions, held by a Participant, following such Participant's Termination at any time within 90 days after the later of Participant's Termination Date and the date Participant receives Shares under the Plan which are subject to performance, vesting or other requirements, or which are otherwise subject to restrictions, for cash or cancellation of purchase money indebtedness with respect to Shares that are not "Vested" (as defined in the Award agreement), at the Participant's original Purchase Price.

     13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission (the "SEC") or any stock exchange or automated quotation system upon which the Shares may be listed.

     14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow


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until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

     15. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

     16. ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.


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     17.  AMENDMENT AND TERMINATION.  The Plan shall become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE"). The Board or the Committee may alter, amend, suspend or terminate the Plan.

     18. NO OBLIGATION TO EMPLOY. This Plan shall not be deemed to be an employment contract or confer upon any employee any right to continue as an employee of the Company, or in any way affect the ability of the Company or any employee of the Company to terminate their employment relationship at will.

     19. TERM OF PLAN. This Plan shall be in effect for a period of ten years from the date of its adoption by the Board of Directors.